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                                                                    Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-19475, 333-06569, and 33-87826) and on Form S-3 (Nos.
333-77741 and 333-37529) of Asche Transportation Services, Inc. (formerly known as Aasche Transportation Services, Inc. ) and in the related Prospectus of our report dated April 15, 1999, except for Notes 4, 5 and 16, as to which the date is August 10, 1999, with respect to the consolidated financial statements of Asche Transportation Services, Inc., included in the Annual Report to Shareholders (Form 10-K/A) for the year ended December 31, 1998.



Chicago, Illinois
August 10, 1999